Exhibit 13(d)

EXHIBIT A

INVESTOR C SHARES

Name of Fund	Service/Account Maintenance Fee	Distribution Fee

BlackRock Advantage Global Fund, Inc.	0.25%	0.75%

BlackRock Advantage SMID Cap Fund, Inc.	0.25%	0.75%

BlackRock Bond Fund, Inc.

BlackRock Total Return Fund	0.25%	0.75%

BlackRock California Municipal Series Trust

BlackRock California Municipal Opportunities Fund	0.25%	0.75%

BlackRock Capital Appreciation Fund, Inc.	0.25%	0.75%

BlackRock Emerging Markets Fund, Inc.	0.25%	0.75%

BlackRock Equity Dividend Fund	0.25%	0.75%

BlackRock EuroFund	0.25%	0.75%

BlackRock Global Allocation Fund, Inc.	0.25%	0.75%

BlackRock Large Cap Focus Growth Fund, Inc.	0.25%	0.75%

BlackRock Large Cap Focus Value Fund, Inc.	0.25%	0.75%

BlackRock Large Cap Series Funds, Inc.

BlackRock Advantage Large Cap Core Fund	0.25%	0.75%

BlackRock Advantage Large Cap Value Fund	0.25%	0.75%

BlackRock Event Driven Equity Fund	0.25%	0.75%

BlackRock Mid-Cap Value Series, Inc.

BlackRock Mid-Cap Value Fund	0.25%	0.75%

BlackRock Multi-State Municipal Series Trust

BlackRock New Jersey Municipal Bond Fund	0.25%	0.75%

BlackRock New York Municipal Opportunities Fund	0.25%	0.75%

BlackRock Pennsylvania Municipal Bond Fund	0.25%	0.75%

BlackRock Municipal Bond Fund, Inc.

BlackRock High Yield Municipal Fund	0.25%	0.75%

BlackRock National Municipal Fund	0.25%	0.75%

BlackRock Short-Term Municipal Fund	0.25%	0.75%

BlackRock Municipal Series Trust

BlackRock Strategic Municipal Opportunities Fund	0.25%	0.75%

BlackRock Natural Resources Trust	0.25%	0.75%

BlackRock Series, Inc.

BlackRock International Fund	0.25%	0.75%

BlackRock Strategic Global Bond Fund, Inc.	0.25%	0.75%

BlackRock Sustainable Balanced Fund, Inc.	0.25%	0.75%

BlackRock Unconstrained Equity Fund	0.25%	0.75%

Managed Account Series II

BlackRock U.S. Mortgage Portfolio	0.25%	0.75%

Agreed to and accepted as of April 18, 2023.

EACH INVESTMENT COMPANY LISTED ABOVE ON BEHALF OF ITSELF AND ON BEHALF OF ITS FUNDS LISTED ABOVE

By:	/s/ John Perlowski

	Name:	John Perlowski
	Title:	President and Chief Executive Officer